FOR IMMEDIATE RELEASE

BioScrip to Sell Home Health Services Business to LHC Group

Increases BioScrip’s Focus on Core Home Infusion Platform

Elmsford, NY – February 3, 2014 – BioScrip®, Inc. (NASDAQ: BIOS) today announced that it has entered into a definitive agreement to sell its Home Health business, known as Deaconess HomeCare, to LHC Group, Inc. (NASDAQ: LHCG) for $60 million in cash.

Net proceeds from the sale will be used to pay down debt, and BioScrip expects the transaction to be accretive to its earnings in 2014. For the last twelve months ending September 30, 2013, the Home Health business recorded net revenues of $72.6 million. The transaction is expected to close by the end of the first quarter of 2014, subject to customary closing conditions.

“This transaction represents another milestone in our plans to position BioScrip as a leader in the home infusion industry,” said Rick Smith, President and Chief Executive Officer of BioScrip. “As we have shifted our focus toward infusion services, we have carefully considered how best to foster continued growth and success at each of our operating segments, and we believe this transaction is a win for both Deaconess and the Company as a whole. This transaction will enhance BioScrip’s financial flexibility to further benefit from the scale we built through our three recent infusion acquisitions, which have collectively deepened our strong clinical capabilities and customer relationships and provided us with a solid foundation from which to grow. We believe our infusion strategy is delivering results, and going forward we remain focused on building our reputation for clinical excellence and driving profitability by optimizing the value of our remaining assets and capitalizing on the solid fundamentals of our infusion service model.”

Mr. Smith continued, “We believe LHC Group is a natural fit for the Deaconess family, which is a leader in its own right. We appreciate all that the Home Health employees have accomplished—today’s transaction is due to their success. LHC Group is one of the top home health services providers in the U.S. and shares a common vision with the Home Health business. By being part of LHC Group, Deaconess will be even better positioned to realize its full potential.”

Cain Brothers & Co., LLC acted as BioScrip’s financial advisor in connection with the transaction and Polsinelli PC acted as BioScrip’s legal advisor.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care solutions. BioScrip partners with physicians, healthcare payors, government agencies, hospital systems and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by quality, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion and home care services from 108 locations across 29 states.

FORWARD LOOKING STATEMENTS

This press release includes statements that may constitute “forward-looking statements,” including statements regarding the Company's goals, performance and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with the Company's ability to consummate the transaction involving LHC Group, Inc., as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2012. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Investor and Media Contacts

Hai Tran

Chief Financial Officer, BioScrip, Inc.

952-979-3768